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                                                                    Exhibit 5.01

                          [LETTERHEAD OF RMI.NET, INC.]

                                  May 23, 2000

RMI.NET, Inc.
999 Eighteenth Street, Suite 2201
Denver, Colorado 80202

Re:      RMI.NET, Inc.
         Registration Statement on Form S-4

Ladies and Gentlemen:

         I have acted as counsel to RMI.NET, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to an offering by the Registrant (the "Offering") of up to 4,000,000 shares of the Registrant's common stock, par value $0.001 per share and any additional shares of the Registrant's common stock that may be registered in accordance with Rule 462(b) under the 1933 Act (collectively, the "Shares").

         In this capacity, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         In conducting my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, I am of the opinion that the Shares are duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid, and non-assessable under the laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me as Vice President and General Counsel of the Registrant under the heading "Legal Opinion" in the prospectus constituting a part of the Registration Statement, and to any registration statement filed in accordance with Rule 462(b) under the 1933 Act relating to the Offering. In giving my consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,



                                              /s/ CHRISTOPHER J. MELCHER